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Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-QSB of Arbor EnTech Corporation (the "Company") for the quarterly period ended July 31, 2003, as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Report"), as amended by this Report on Form 10-QSB/A as filed with the Commission on the date hereof (the "Amended Report"), Harvey Houtkin, as Chairman and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (3)
  The Amended Report for the quarterly period ended July 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (4)
  The information in the Amended Report, and the information in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 17, 2003	/s/ HARVEY HOUTKIN Harvey Houtkin Chief Executive Officer

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  Exhibit 32.1
Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002